EXHIBIT #23.1

Consent of Independent Registered Public Accounting Firm

New Jersey Resources Corporation Employees’ Retirement Savings Plan
Wall, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements No. 333-215728 and No. 333-164572 on Form S-8 of New Jersey Resources Corporation of our report dated June 28, 2023, relating to the financial statements and supplemental schedule of New Jersey Resources Corporation Employees’ Retirement Savings Plan which appear in this Form 11-K for the year ended December 31, 2022.

/s/BDO USA, LLP

New York, New York
June 28, 2023